UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2005

QUINCY ENERGY CORP.

(formerly Quincy Gold Corp.)

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-31501 (Commission File Number)	98 0218264 (IRS Employer Identification No.)

309 Center Street, Hancock, MI 49930

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (906) 370 4695

ITEM. 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Registrant has entered into a definitive option agreement with Energy Metals Corporation (“EMC”) and its wholly-owned subsidiary, Energy Metals Corporation (US) dated May 18, 2005 pursuant to which the Registrant has been granted an option to acquire a 51% interest in 18 unpatented lode claims covering an area of approximately 146 hectares located in Malheur County, Oregon known as the Aurora Property.  The Aurora Property is subject to a 1.5% Net Smelter Returns royalty.

As consideration for the option, the Registrant will issue to EMC 1,000,000 shares of its common stock and pay to EMC USD $25,000.  In order to exercise the option, the Registrant is required to spend a total of USD $2,000,000 on exploration and development of the Property over a four year period, of which USD $200,000 is a firm commitment, and issue to EMC an additional 1,000,000 shares of common stock, all as follows:

(a)

a total of $200,000 of exploration expenditures on or before May 18, 2006;

(b)

an additional $400,000 of exploration expenditures and 333,333 shares on or before May 18, 2007;

(c)

an additional $600,000 of exploration expenditures and 333,333 shares on or before May 18, 2008; and

(d)

an additional $800,000 of exploration expenditures on the property and 333,334 Shares on or before May 18, 2009.

The Registrant has the right to increase its interest in the property to 75% if it elects to fund the Property to a bankable feasibility study for the intended mining and processing operation.

The agreement is subject to the approval of the TSX Venture Exchange.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. - The following documents are filed as exhibits to this report:

                  99.1        Press release issued May 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

May 23, 2005

QUINCY ENERGY CORP.

By:

/s/ Daniel T. Farrell

Daniel T. Farrell

Chief Executive Officer